UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2005.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 22, 2005, the Company executed Amendment No.3 to the Company’s Amended And Restated Revolving Credit And Term Loan Agreement which provides the Company with an additional $20 million credit availability on the revolving loan facility. The amendment is a temporary facility for additional borrowing through June 30, 2006.

The amendment was arranged through the same bank group as the original revolving credit and term loan agreement dated January 28, 2005, with Manufacturers and Trust Company as Agent and Lead Arranger, JP Morgan Chase Bank, N.A. as Syndication Agent, KeyBank National Association as Documentation Agent, and NBT Bank, National Association as Participant.

The proceeds of the additional borrowing will be used to fund investments that are in alignment with the Company’s business strategy and for other general corporate purposes.

A copy of the Amendment is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

( c) Exhibits

10.1         Amendment Number Three dated December 22, 2005 to the Amended and Restated Revolving Credit and Term Loan Agreement among Hardinge Inc. and the banks signatory thereto and Manufacturers and Traders Trust Company as Agent and Lead Arranger, JP Morgan Chase Bank, N.A. as Syndication Agent, and KeyBank National Association as Documentation Agent dated as of October 24, 2002 and amended and restated as of January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

December 28, 2005	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin

December 28, 2005	By:	/s/ Charles R. Trego, Jr
Date	Charles R. Trego, Jr.
Vice President and CFO